UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 16, 2024

FIVE STAR BANCORP
(Exact Name of Registrant as Specified in Charter)

California	001-40379	75-3100966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Zinfandel Drive, Suite 100, Rancho Cordova, California, 95670
(Address of Principal Executive Offices, and Zip Code)

(916) 626-5000
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	FSBC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote by Security Holders

On May 16, 2024, the Company held its Annual Meeting; 15,388,286 shares were represented by proxies or voted at the Annual Meeting, or 88.68% of the total shares outstanding. At the Annual Meeting, shareholders elected all of the 11 director nominees named in the Company’s 2024 Proxy Statement for a one-year term until the 2025 Annual Meeting of Shareholders and to serve until his or her successor is elected and qualified; and ratified the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024. Final voting results from the Annual Meeting are as follows:

Item 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Robert T. Perry Smith	11,742,452	118,212	3,527,622
Randall E. Reynoso	11,673,096	187,568	3,527,622
Larry E. Allbaugh	11,596,534	264,130	3,527,622
James E. Beckwith	11,825,875	34,789	3,527,622
Shannon Deary-Bell	11,821,484	39,180	3,527,622
Warren P. Kashiwagi	11,757,622	103,042	3,527,622
Donna L. Lucas	11,825,858	34,806	3,527,622
David F. Nickum	11,831,207	29,457	3,527,622
Kevin F. Ramos	11,825,232	35,432	3,527,622
Judson T. Riggs	11,825,232	35,432	3,527,622
Leigh A. White	11,831,007	29,657	3,527,622

Item 2 – Ratification of Selection of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024

For	Against	Abstain	Broker Non-Votes
15,298,819	4,938	84,529	0

No other matters were submitted for shareholder action.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR BANCORP

	By:	/s/ Heather C. Luck
Name: Heather C. Luck
Title: Senior Vice President and Chief Financial Officer

Date: May 20, 2024